Exhibit 99.1

Stran & Company Reports Preliminary Selected Unaudited Results for the Six Months Ended June 30, 2024

Revenue expected to grow approximately 10% compared to the first six months of 2023

Gross margin expected to increase to 31.7% for the first six months of 2024 vs. 29.4% for the first six months of 2023

Cash, cash equivalents and investments expected to increase to $21.5 million as of June 30, 2024, compared to $18.5 million at December 31, 2023

Quincy, MA / August 12, 2024 / Stran & Company, Inc. ("Stran" or the "Company") (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today reported preliminary selected unaudited results for the six months ended June 30, 2024.

“We experienced solid growth for the first half of 2024 and currently estimate revenue increased by more than 10% compared to the first six months of 2024, as we increased market share despite a challenging market for many of our competitors,” commented Andy Shape, President and CEO of Stran. “In addition, we project our gross profit margin increased to 31.7% for the six months ended June 30, 2024 compared to 29.4% for the same period last year. We attribute these results to the ongoing execution of our growth strategy, including onboarding new customers, increasing penetration within existing customers, implementing innovative technologies, and expanding our footprint nationwide. We have consistently maintained a strong balance sheet, and are proud to report cash, cash equivalents and investments increased to an estimated $21.5 million as of June 30, 2024, providing us a war chest to capitalize on synergistic and accretive M&A opportunities to complement our organic growth. Additionally, we are working diligently to finalize our financial statements and look forward to formally reporting the results upon completion of the process.”

The selected unaudited results in this press release are preliminary and subject to the completion of accounting and interim review procedures and are therefore subject to adjustment.

About Stran

For over 29 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com